SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☒ Preliminary proxy statement.	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

 ☐ Definitive proxy statement.

 ☐ Definitive additional materials.

 ☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

M-WAVE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

M-WAVE

M-WAVE, INC.
11533 Franklin Avenue, 2nd Floor
Franklin Park, IL 60131

Dear Fellow Stockholder:

The Special Meeting of Stockholders (the "Special Meeting") of M-Wave, Inc. (the "Company" or "M-Wave") will be held at 10:00 a.m. Central Time on May 8, 2006 at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131. Enclosed you will find a formal Notice of Special Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Special Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Secretary, by submitting a later dated Proxy or by attending the Special Meeting and voting in person. All shares represented by Proxies will be voted at the Special Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote "FOR" amending the Company's Certificate of Incorporation, as amended, to effect a reverse split of the Company's issued and outstanding common stock, par value $.005 per share (the "Common Stock") of between a one-for-two (1-2) and a one-for-eight (1-8) reverse stock split in the discretion of the Board of Directors, and (b) as to any other business which comes before the Special Meeting, the Proxy confers authority to vote in the Proxy holder's discretion.

The Company's Board of Directors believes that a favorable vote for the matter described in the attached Notice of Special Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote "FOR" the matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

Thank you for your investment and continued interest in M-Wave, Inc.

Sincerely,

	Joseph A. Turek	Jim Mayer
	Chairman	Interim Chief Executive Officer

March 8, 2006

M-WAVE

M-WAVE, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

Notice is hereby given that the Special Meeting (the "Special Meeting") of Stockholders of M-Wave, Inc. (the "Company" or "M-Wave"), a Delaware corporation, will be held at our principal office at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131 on May 8, 2006 at 10:00 a.m., Central Time, for the following purposes:

1.
To amend the Certificate of Incorporation, as amended, to effect a reverse split of the Company's issued and outstanding common stock, par value $.005 per share (the "Common Stock") of between a one-for-two (1-2) and a one-for-eight (1-8) reverse stock split in the discretion of the Board of Directors;

and
2.	To consider and take action upon such other business as may properly come before the Special Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 20, 2006, as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.

For a period of 10 days prior to the Special Meeting, a stockholders list will be kept at the Company's office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Special Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Secretary
West Chicago, Illinois
March 8, 2006
THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY,
CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

M-WAVE, INC.
11533 Franklin Avenue, 2nd Floor
Franklin Park, IL 60131

PROXY STATEMENT

The Board of Directors of the Company solicits your proxy for use at the Special Meeting of Stockholders on Monday, May 8, 2006, or at any adjournment thereof. The Proxy Statement and the form of proxy card are being mailed to stockholders commencing on or about April 12, 2006.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any stockholder who executes and returns a proxy card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy card bearing a later date, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

Record Date

Stockholders of record at the close of business on March 20, 2006 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. On March 7, 2006 the Company had 6,202,601 shares of common stock issued and outstanding.

Voting and Solicitation

Each outstanding share of common stock is entitled to one vote on all matters properly coming before the Special Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Stockholder’s directions and, unless contrary directions are given, will be voted for the proposals (the “Proposals”) described below. Anyone giving a proxy may revoke it at any time before it is exercised by giving the board of directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Special Meeting and voting in person.

The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the Special Meeting, who will determine whether or not a quorum is present. Shares of common stock represented by proxies that are marked abstain will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against the Proposals. Brokers holding common shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on routine matters. Absent specific instructions from the beneficial owners in the case of non-routine matters, the brokers may not vote the shares. Broker non-votes result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Special Meeting on those matters as to which instructions to vote are not provided by the owner.

Approval of Proposal 1 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telecopier.

To maintain the listing of our common stock on The NASDAQ Capital Market, we must maintain compliance with their continuing listing requirements.  NASDAQ'S continued listing requirements require, among other things, that our common stock must not fall below a minimum closing bid price of $1.00 per share for any period of 30 consecutive business days.  On September 9, 2005, NASDAQ sent us notice that our common stock failed to meet such minimum closing bid price for 30 consecutive business days and granted us a grace period to regain compliance, which expired on March 8, 2006.   Additionally, on November 22, 2005, the NASDAQ staff notified us that we no longer satisfied NASDAQ’s stockholders’ equity requirement of $2.5 million. Following the review of a plan of compliance that we submitted to the NASDAQ staff, on January 6, 2006, the staff sent us a letter indicating that it had determined to delist our securities based on the stockholders’ equity deficiency. On January 11, 2006, we requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) and the delisting action was stayed pending the issuance of the Panel’s written determination.

On February 16, 2006, we attended the hearing before the Panel and requested continued listing on The NASDAQ Capital Market based upon our plan to regain compliance with the NASDAQ stockholders’ equity and bid price requirements. On March 7, 2006, we filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) announcing that we had issued an aggregate of 45,648 shares of Series B Convertible Preferred Stock (“Series B Stock”), which are convertible into shares of the Company’s common stock, to the following entities: (i) Mercator Momentum Fund, LP; (ii) Mercator Momentum Fund III, LP; and (iii) Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”). Each share of Series B Stock has a stated value of $100.00. We issued the Series B Stock in consideration of the Purchasers canceling $4,564,800 of indebtedness owed to them by the Company. In connection with this agreement, we reduced the exercise prices of certain common stock purchase warrants previously issued to the Purchasers and to M.A.G. Capital, LLC. Pursuant to the terms of the agreement, we also agreed to issue and the Purchasers agreed to purchase an additional 19,000 shares of Series B Stock on March 15, 2006 in exchange for $1,900,000 to be paid to the Company in cash on such date. We believe that the issuance of a total of 64,648 shares of Series B Stock will result in the Company regaining compliance with the NASDAQ stockholders’ equity requirement.

As part of the plan presented to the Panel at the hearing, we indicated that we would seek shareholder approval for a reverse stock split sufficient in ratio to enable the Company to regain compliance with the NASDAQ bid price requirement. Compliance requires the demonstration of a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days. NASDAQ may, in its discretion, require an issuer to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the issuer has demonstrated an ability to maintain long-term compliance.

As of the date of this proxy statement we have not received the Panel’s written determination. We believe, however, that the Panel will not grant our request for continued listing unless we seek and obtain approval for a reverse stock split sufficient to enable the Company to regain compliance with the NASDAQ bid price requirement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from our future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words may, will, should, expect, anticipate, estimate, believe, intend or project or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 7, 2006 by (1) each person known to the Company to beneficially own 5% or more of the Company’s common stock, (2) each of the Directors and each executive officer, and (3) all executive officers and directors of the Company as a group. The number of shares of common stock shown as owned below assumes the exercise of all currently exercisable options held by the applicable person or group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names. For purposes of the following table, each person’s “beneficial ownership” of the Company’s common stock has been determined in accordance with the rules of the Commission.

Name of Beneficial Holder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (8)

M.A.G. Capital, LLC (1)(10)	619,640	9.99%
Gary L. Castagna (2)	175,774	2.83%
Jim Mayer (3)(9)	549,000	8.85%
Joseph A. Turek(4)(9)	1,629,000	26.26%
Bruce Nelson (5)	171,774	2.77%
Glenn Norem (6)	146,774	2.37%
All Directors and executive officers as a group
(five persons) (7)	2,672,322	43.08%

(1)
The following table depicts the total number of shares that M.A.G. Capital, LLC beneficially owns on behalf of itself and its affiliated funds (Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.). David F. Firestone is the managing member of M.A.G. Capital LLC, and as such he has beneficial ownership of shares owned by M.A.G. Capital LLC and its affiliated funds.

Name	Number of Shares of common stock Currently Held	Number of Shares to be Received Upon Conversion of Series A Preferred Stock (*)	Number of Shares to be Received Upon Conversion of Series B Preferred Stock (*)	Number of Shares to be Received Upon Exercise of Warrants (*)	Number of Shares of common stock Beneficially Owned (*)
M.A.G. Capital, LLC	0	0	0	1,020,290	1,020,290
Mercator Momentum Fund, LP	47,194	548,469	898,734	419,016	1,913,413
Mercator Momentum Fund III, LP.	32,927	382,653	3,183,301	245,137	3,844,018
Monarch Pointe Fund, Ltd.	17,500	344,388	1,696,203	447,006	2,505,097

(*)Each share of Series A Preferred Stock and Series B Preferred Stock may be converted by the holder into that number of shares of common stock as is determined by dividing 100 by $0.98 and $0.79, respectively. The documentation governing the terms of the Series A Preferred Stock, the Series B Preferred Stock and the warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or the Series B Preferred Stock or exercise of the warrants that would result in M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., and their affiliates, collectively beneficially owning more than 9.99% of the outstanding shares of our common stock as determined under Rule 13d-3 of the Securities Exchange Act of 1934. As a result of these provisions, none of such entities hold beneficial ownership of more than 9.99% of the outstanding shares of our common stock. However, for purposes of clarity, the table above shows the conversion and exercise figures in the columns with an asterisk as if there were no 9.99% limitation in place.

(2)	Includes 175,774 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 8, 2006.

(3)
Includes 5,000 shares owned, 400,000 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 8, 2006, and 144,000 shares upon the exercise of immediately exercisable warrants, or warrants exercisable within 60 days of March 8, 2006.

(4)
Includes 1,379,000 shares owned plus 250,000 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 8, 2006. The grant of options to purchase 250,000 shares is subject to stockholder approval to be presented in a subsequent proxy statement.  All shares held by Mr. Turek are subject to a voting agreement dated February 6, 2006.

(5)	Includes 171,774 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 8, 2006.

(6)	Includes 146,774 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 8, 2006.

(7)	Includes 1,288,322 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 8, 2006.

(8)	Based on 6,202,601 shares outstanding on March 7, 2006.

(9)	c/o M-Wave, Inc., 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131.

(10)	555 South Flower Street, Suite 4500, Los Angeles, California 90071.

1.	DIRECTORS' PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

We are requesting stockholder approval to grant the Board of Directors the authority to effect the Reverse Stock Split for the following reasons:

(1) To maintain the listing of our common stock on The NASDAQ Capital Market, we must demonstrate compliance with their continued listing requirements.  NASDAQ'S continued listing requirements require, among other things, that we demonstrate a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days, given that we have been determined non-compliant with the bid price requirement and the applicable grace period has expired. NASDAQ may, in its discretion, require an issuer to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the issuer has demonstrated an ability to maintain long-term compliance;

(2) the Board of Directors believes a higher stock price may help generate investor interest in the Company;

(3) the Board of Directors believes this action may attract additional investment in the Company; and

(4) the Board of Directors believes this action is the next logical step in the process of restructuring the Company to align the Company's outstanding shares of capital stock with the Company's existing financial condition and operations to provide an opportunity for potential realization of stockholder value, which is currently subject to the dilutive effects of the Company's capital structure.

Accordingly, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Certificate of Incorporation, as amended, to effect the Reverse Stock Split.

Potential Increased Investor Interest

On March 6, 2006, the Company's Common Stock closed at $0.88 per share. In approving the resolution seeking stockholder approval of the Reverse Stock Split, the Company's Board of Directors considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

THERE ARE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT, INCLUDING THAT THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF THE COMPANY'S COMMON STOCK OR THAT ANY INCREASE IN THE PER SHARE PRICE OF THE COMMON STOCK WILL NOT BE SUSTAINED.

The Company cannot predict whether the Reverse Stock Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

(1) the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Company's Common Stock outstanding before the Reverse Stock Split; and

(2) the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

 The market price of the Company's Common Stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Determination Of The Ratio For The Reverse Stock Split

The ratio of the Reverse Stock Split will be determined by the Company's Board of Directors, in its sole discretion. However, the ratio will not exceed a ratio of one-for-eight (1-8) or be less than a ratio of one-for-two (1-2). In determining the Reverse Stock Split, the Company's Board of Directors will consider numerous factors including the historical and projected performance of the Company's Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of the Common Stock in the period following the effectiveness of the Reverse Stock Split. The Company's Board of Directors will also consider the impact of the Reverse Stock Split ratio on investor interest. The purpose of selecting a range is to give the Company's board of directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Principal Effects Of The Reverse Stock Split

If and when the Board of Directors decides to implement the Reverse Stock Split, the Company will amend Article 4 of the Company's certificate of incorporation, relating to the Company's authorized capital, in its entirety to state as follows:

"4. Authorized Capital

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Twenty One Million (21,000,000) shares, consisting of:

(1) One Million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"); and

(2) Twenty Million (20,000,000) shares of common stock, par value $.005 per share ("Common Stock").

Upon the effectiveness (the "Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No stockholders will receive cash in lieu of fractional shares."

The Reverse Stock Split will be effected simultaneously for all the Company's Common Stock and the exchange ratio will be the same for all of the issued Common Stock. The Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the stockholders owning a fractional share. All shares of issued Common Stock will remain fully paid and nonassessable. The amount of authorized shares of common and preferred stock will not be reduced or otherwise modified by the Reverse Stock Split. The Reverse Stock Split will not affect the Company's continuing to be subject to the periodic reporting requirements of the Exchange Act.

The certificate of amendment filed with the Secretary of State of the State of Delaware will include only those numbers determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any subsequent amendments providing additional splits without first obtaining the approval of the shareholders.

Based on stock information as of the Record Date after completion of the Reverse Stock Split, the Company will have approximately between 3,101,301 and 775,325 shares of issued and outstanding Common Stock.

The Company has outstanding convertible preferred stock, options and common stock purchase warrants. The effect of the Reverse Stock split on these instruments will be (i) to reduce the number of shares of common stock, issued upon conversion of the convertible preferred stock or upon exercise of the options or warrants, in an amount which corresponds to the ratio selected by the Board of Directors for the Reverse Stock Split, and (ii) to increase the conversion price or the exercise price, as the case may be, in an amount which corresponds to the ratio selected by the Board of Directors for the Reverse Stock Split.

The shares of authorized, but unissued Common Stock will be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, and sales of Common Stock or securities convertible into Common Stock. The Company does not have any present intention, plan, arrangement or agreement, written or oral, to issue shares of Common Stock for any purpose, except for the issuance of shares of Common Stock upon (1) the exercise of outstanding convertible securities, options or warrants to purchase Common Stock or (2) upon acquisitions of the stock or assets of other companies. Although the Company does not have any present intention to issue shares of Common Stock, except as noted above, the Company may in the future raise funds through the issuance of Common Stock when conditions are favorable, even if the Company does not have an immediate need for additional capital at such time. The Company believes that the availability of the additional shares will provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Company's Common Stock may be diluted.

Procedure For Effecting The Reverse Stock Split And Exchange Of Stock Certificates

The Company will file the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split (the "Split Effective Date"). The form of certificate of amendment to the Certificate of Incorporation is attached as Exhibit A to this Proxy Statement and would be tailored to the specific Reverse Stock Split ratio to be effected. The Reverse Stock Split will become effective on the Split Effective Date. Beginning on the Split Effective Date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

As soon as practicable after the Split Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. The Reverse Stock Split will take place on the Split Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Stock Split. New certificates of Common Stock will not be issued.

Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. Stockholders will not receive cash in lieu of fractional shares.

Effect On M-Wave’s Employees and Directors

If you are an M-Wave employee, the number of shares reserved for issuance under M-Wave’s existing stock option plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

If you are a current or former employee or a director of M-Wave, you may own M-Wave restricted securities, which would all be adjusted based on the reverse stock split ratio selected by the Board of Directors.

Accounting Matters

The Reverse Stock Split will not affect total stockholders' equity on the Company's balance sheet. However, because the par value of the Company's Common Stock will remain unchanged on the Split Effective Date, the components that make up total stockholders' equity will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Company's Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-eighth (1/8) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will be increased because there will be fewer shares of the Company's Common Stock outstanding. Prior periods' per share amounts will be restated to reflect the Reverse Stock Split.

Potential Anti-Takeover Effect

Although the increased proportion of authorized shares of preferred stock that may be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). The Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware of to accumulate shares of the Company's Common Stock or to obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to reduce or interfere with the ability of third parties to take over or change the control of M-Wave.

Federal Income Tax Consequences

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of old shares for new shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the old shares exchanged therefor. The stockholder's holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the Reverse Stock Split.

The Company's view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

Dissenter's Rights

Under the DGCL, the Company's stockholders are not entitled to dissenter's rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

OTHER MATTERS

The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Special Meeting. If any other matters should properly come before the Special Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Special Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split.

Stockholder Proposals For Special Meeting and General Communications

Any stockholder proposals intended to be presented at the Company's Special Meeting of Stockholders must be received by the Company at its office in Franklin Park, Illinois within a reasonable time before the Company begins to print and mail its proxy materials in order to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Franklin Park, Illinois.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Special Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Special Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Special Meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against Item 1. The Proxy will be voted "For" Item 1 unless "Against" or "Abstain" is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors

Jim Mayer
Interim Chief Executive Officer

March 8, 2006

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

M-WAVE, INC.

Pursuant to Delaware General Corporation Law Section 242, M-Wave, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

That the board of directors, and stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation, approved the following amendments to the Corporation's Certificate of Incorporation:

Section 4 of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

................. 4. Authorized Capital.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Twenty-One Million (21,000,000) shares, consisting of:

(1) One Million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"); and

(2) Twenty Million (20,000,000) shares of common stock, par value $.005 per share ("Common Stock").

Upon the effectiveness (the "Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares.

The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No stockholders will receive cash in lieu of fractional shares.
____________________________
* a number between 2 and 8.

IN WITNESS WHEREOF, the undersigned, being the Interim Chief Executive Officer of the Corporation, has duly executed this Certificate of Amendment as of the ____ day of _____ 2006.

M-WAVE, INC.

By: /s/ Jim Mayer
-----------------------------------------------
Jim Mayer
Interim Chief Executive Officer

PROXY

M-WAVE,INC.
SPECIAL MEETING OF STOCKHOLDERS, MAY 8, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) appoints Joseph A. Turek and Jim Mayer and each of them as proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of M-Wave, Inc. that the undersigned shall be entitled to vote at the Special Meeting of Stockholders of M-Wave, Inc., to be held at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131, on Monday May 8, 2006, at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of M-Wave, Inc. represented by this proxy as follows, with the understanding that if no directions are given below, said shares will be voted “For” the amendment of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split.
.

Please Vote, Sign, Date And Return The Proxy Card Promptly
Using The Enclosed Envelope.

(Continued and to be signed on reverse side.)

1.	AMENDMENT OF THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

☐ FOR the Amendment of the Certificate of Incorporation

☐ WITHHOLD AUTHORITY

☐ ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN ITEM 1.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF M-WAVE, INC.

Dated:___________________________________

Signature

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Signature if jointly owned:

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Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.